INSTRUMENT OF ACCESSION


                           Dated as of April 30, 1999


         Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of January 15, 1998 (as heretofore and from time to time amended  and  in  effect,  the  "Credit  Agreement"),  by  and  among  FAIRFIELD
ACCEPTANCE CORPORATION-NEVADA (successor by merger to Fairfield Acceptance Corporation), a Nevada domiciled Delaware corporation (the "Borrower"), BANKBOSTON, N.A., a national banking association and the other lending institutions that are or may become a party to the Credit Agreement (the "Banks"), and BANKBOSTON, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined that are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

         Pursuant to the terms of Section 19.1(b) of the Credit Agreement, the Borrower, the Agent and Union Bank of California, N.A. (the "Acceding Bank") hereby agree as follows:

         1. Subject to the terms and conditions of this Instrument of Accession, the Acceding Bank hereby agrees to assume, without recourse to the Banks or the Agent, on the Effective Date (as defined below), a Commitment of $20,000,000 in accordance with the terms and conditions set forth in the Credit Agreement. Upon such assumption, the Total Commitment shall be automatically increased by the amount of such assumption. The Acceding Bank hereby agrees to be bound by, and hereby requests the agreement of the Borrower and the Agent that the Acceding Bank shall be entitled to the benefits of, all of the terms, conditions and provisions of the Credit Agreement as if the Acceding Bank had been one of the lending institutions originally executing the Credit Agreement as a "Bank"; provided that nothing herein shall be construed as making the Acceding Bank liable to the Borrower or the other Banks in respect of any acts or omissions of any party to the Credit Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Instrument of Accession.

         2, The Acceding Bank (a) represents and warrants that (i) it is duly and legally authorized to enter into this Instrument of Accession, (ii) the execution, delivery and performance of this Instrument of Accession do not conflict with any provision of law or of the charter or by-laws of the Acceding Bank, or of any agreement binding on the Acceding Bank, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, deliver and performance of this Instrument of Accession, and to render the same the legal, valid and binding obligation of the Acceding Bank, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to ss.ss.7.4 and 8.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Instrument of Accession; (c) agrees that it will, independently and without reliance upon the Banks or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) represents and warrants that it is an Eligible Assignee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and acknowledges that it has made arrangements with the Agent satisfactory to the Acceding Bank with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         3. The Acceding Bank hereby requests that the Borrower issue a new Revolving Credit Note payable to the order of the Acceding Bank in the principal amount of $20,000,000. In the event the Acceding Bank is also a Bank party to the Credit Agreement immediately prior to the Effective Date of this Instrument of Accession, such Acceding Bank agrees to deliver to the Borrower, as soon as reasonably practicable after the Effective Date the Revolving Credit Note held by it prior to the issuance of the new Revolving Credit Note, marked "Cancelled".

         4. The effective date for this Instrument of Accession shall be April 30, 1999 (the "Effective Date"). Following the execution of this Instrument of Accession by the Borrower and the Acceding Bank, it will be delivered to the Agent for acceptance. Upon acceptance by the Agent, Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto. The Agent shall thereafter notify the other Banks of the revised
Schedule 1.

         5. Upon such acceptance, from and after the Effective Date, the Borrower shall make all payments in respect of the Commitment of the Acceding Bank (including payments of principal, interest, fees and other amounts) to the Agent for the account of the Acceding Bank.

         6. THIS INSTRUMENT OF ACCESSION IS INTENDED TO TAKE EFFECT AS AN INSTRUMENT UNDER SEAL AND SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         7. This Instrument of Accession may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Instrument of Accession to be executed on its behalf by its officer thereunto duly authorized, to take effect as a sealed instrument as of the date first above written.

                                     UNION BANK OF CALIFORNIA, N.A.


                                     By: /s/ Michael D. Beauprie'
                                        --------------------------------
                                     Title: Vice President
                                            ----------------------------


                                     FAIRFIELD ACCEPTANCE CORPORATION-NEVADA



                                     By:/s/Ralph E. Turner
                                        ---------------------------------
                                     Title: President
                                           ------------------------------


                                     BANKBOSTON, N.A., as Agent



                                     By:/s/Lori Litow
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------

                                   SCHEDULE 1

                              Banks and Commitment



 Name and Address                       Commitment
    of Banks                            Percentage                Commitment


BankBoston, N.A.
100 Federal Street
Boston, MA  02110                            50%                  $40,000,000

Union Bank of
California, N. A.
445 South Figueroa Street, 15th
Floor                                        25%                  $20,000,000
Los Angeles, CA  90071

First Massachusetts Bank,
National Association
99 West Street
Pittsfield, MA  01201                       12.5%                 $10,000,000

Sovereign Bank
10 Weybosset St., Suite 905
Providence, RI  02903
                                            12.5%                 $10,000,000
                                           -----                  -----------

TOTAL                                       100%                  $80,000,000